Exhibit 10.1

EQUITY REPURCHASE AGREEMENT

This EQUITY REPURCHASE AGREEMENT (this “Agreement”), is entered into as of November 13, 2018, by and among General Electric Company, a New York corporation (“GE”), Baker Hughes, a GE company, a Delaware corporation (“BHGE”), and Baker Hughes, a GE company, LLC, a Delaware limited liability company (“BHGE LLC”). Each of the foregoing parties is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the BHGE LLC Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, GE, BHGE and BHGE LLC are parties to that certain Amended and Restated Limited Liability Company Agreement, dated as of July 3, 2017, among BHGE LLC and its Members, including GE and certain Affiliates of GE (as the same may be amended from time to time, the “BHGE LLC Agreement”), which provides for the management, operation and governance of BHGE LLC and sets forth the rights and obligations of the Members in BHGE LLC generally;

WHEREAS, GE intends, subject to market and other conditions, to offer and sell, or to cause certain other GE Group Members to offer and sell, a number of shares of BHGE’s Class A common stock, par value $0.0001 per share (“Class A Shares”), in an underwritten registered public offering pursuant to an automatic shelf registration statement on Form S-3 to be filed by BHGE with the Securities and Exchange Commission (the “SEC”) (the “Public Resale Offering”) and, prior to and in connection therewith intends to exchange, or cause certain GE Group Members to exchange, a number of Paired Interests for an equal number of Class A Shares pursuant to the Exchange Agreement;

WHEREAS, GE intends to grant the Underwriters (as defined in the Master Agreement, dated as of November 13, 2018, by and between GE and BHGE (the “Master Agreement”)) an option (the “Greenshoe Option”) to purchase additional Class A Shares in connection with the Public Resale Offering (the “Option Shares”);

WHEREAS, in connection with the Public Resale Offering, BHGE intends to repurchase, in one or more transactions, certain shares of its Class B common stock, par value $0.0001 per share (“Class B Shares” and, together with Class A Shares, the “Common Stock”), from GE and/or certain other GE Group Members, as applicable, at a price per share equal to the par value of such Class B Shares pursuant to this Agreement;

WHEREAS, BHGE LLC will repurchase, in one or more transactions, Common Units from GE and certain other GE Group Members, as applicable, on a one-for-one basis with the Class B Shares purchased by BHGE at a price per Common Unit equal to the public offering price per share of the Class A Shares sold in the Public Resale Offering, less underwriting discounts and commissions per share, as set forth on the cover page to the final prospectus supplement (the “Net Offering Price”) filed by BHGE pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Public Resale Offering, less the par value of the corresponding Class B Share;

WHEREAS, GE, BHGE and BHGE LLC (and their respective Affiliates) shall treat the Common Unit Repurchase (as defined below) as a distribution by BHGE LLC to the relevant GE Group Member under Section 731(a) of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes; and

WHEREAS, GE intends to surrender to BHGE and BHGE LLC for repurchase, or cause certain other GE Group Members to surrender to BHGE and BHGE LLC for repurchase, and BHGE and BHGE LLC shall repurchase, an equal amount of Class B Shares and Common Units (together, the “Purchased Securities”), respectively.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party hereby agrees as follows:

1.	Agreement to Surrender Paired Interests. In connection with the repurchase of the Purchased Securities, on the Public Resale Offering Closing Date (as defined below):

a.	GE shall surrender to BHGE for repurchase, and/or cause certain other GE Group Members to surrender to BHGE for repurchase, and BHGE shall repurchase, 65,000,000 whole Class B Shares, at a price per share equal to the par value of such Class B Shares (the “Firm Share Repurchase”).

b.	GE shall surrender to BHGE LLC for repurchase, and/or cause certain other GE Group Members to surrender to BHGE LLC for repurchase, and BHGE LLC shall repurchase, a number of Common Units equal to the number of whole Class B Shares surrendered and repurchased pursuant to the Firm Share Repurchase, at a price per Common Unit equal to the Net Offering Price (less the par value of the corresponding Class B Share), (the “Common Unit Repurchase”),

provided, that notwithstanding anything to the contrary contained in this Section 1, BHGE and BHGE LLC, as applicable, shall only be obligated to effect the Firm Share Repurchase and Common Unit Repurchase to the extent that the aggregate purchase price for the Purchased Securities pursuant to this Agreement does not exceed $1,498,950,485.20 (the “Maximum Share Repurchase Amount”).

2.	Option Share Repurchase. In the event that the Greenshoe Option is not fully exercised in accordance with its terms, then GE shall, on the third Business Day after the expiration of the 30-day period in which the Underwriters may elect to exercise the Greenshoe Option (the “Option Period”), surrender for repurchase, and/or cause certain other GE Group Members to surrender for repurchase, and BHGE and BHGE LLC, as applicable, shall repurchase (the date of such surrender and repurchase, the “Option Share Repurchase Closing Date”), in each case in the manner and at the price provided for in Section 1, a number of Paired Interests equal to the difference of (i) the number of Class A Shares that would have been purchased by the Underwriters (as defined in the Master Agreement) had the Greenshoe Option been fully exercised in accordance with its terms minus (ii) the number of Class A Shares actually purchased by the Underwriters pursuant to the Greenshoe Option (the “Option Share Repurchase”); provided, that notwithstanding anything to the contrary contained in this Section 2, BHGE and BHGE LLC, as applicable, shall only be obligated to effect the Option Share Repurchase to the extent that the aggregate purchase price for the Purchased Securities pursuant to this Agreement does not exceed the Maximum Share Repurchase Amount.

3.	Conditions of the Obligations of the Parties; Termination. The obligations of GE to deliver Purchased Securities pursuant to Section 1, and BHGE and BHGE LLC to repurchase and pay for such Purchased Securities pursuant to Section 1, shall be subject to the timely performance by GE and BHGE and BHGE LLC of each of their respective covenants and other obligations hereunder, including the initial settlement of the Public Resale Offering (the “Initial Settlement”). The obligations of GE to deliver Purchased Securities pursuant to Section 2, and BHGE and BHGE LLC to repurchase and pay for such Purchased Securities pursuant to Section 2, shall be subject to (i) the timely performance by GE and BHGE and BHGE LLC, as the case may be, of each of their respective covenants and other obligations hereunder, including the Initial Settlement and (ii) the expiration of the Option Period without the full exercise thereof. This Agreement may be terminated at any time following the earliest of (x) the termination or abandonment of the Public Resale Offering, (y) the full exercise by the Underwriters of the Greenshoe Option and (z) the completion of the Option Share Repurchase, by GE by notice to BHGE and BHGE LLC or by BHGE and BHGE LLC by notice to GE, which termination shall be without liability on the part of any Party to any other Party, except that Section 5 shall at all times be effective and shall survive such termination and no Party shall be relieved of any liability in respect of its breach of this Agreement that occurs prior to such termination.

4.	Payment. Payment for the Purchased Securities shall be made to GE in Federal or other funds immediately available in New York City against delivery of the Purchased Securities for the respective accounts of BHGE and BHGE LLC at 9:00 a.m., New York City time, on, (i) in the case of Purchased Securities repurchased by BHGE and BHGE LLC, as applicable, pursuant to Section 1, the closing date of the Public Resale Offering, or at such other time and on such other date as BHGE, BHGE LLC and GE shall mutually agree (the time and date of such payment pursuant to clause (i) are hereinafter referred to as the “Public Resale Offering Closing Date”) and (ii) in the case of Purchased Securities repurchased by BHGE and BHGE LLC, as applicable, pursuant to Section 2, the Option Share Repurchase Closing Date, or at such other time and on such other date as BHGE, BHGE LLC and GE shall mutually agree.

5.	Miscellaneous. Sections 15.03 (Notices), 15.04 (Binding Effect), 15.05 (Governing Law; Jurisdiction; Specific Performance), 15.06 (Counterparts; Electronic Transmission of Signatures), 15.07 (Assignment; No Third Party Beneficiaries), 15.08 (Severability), 15.11 (Waiver), 15.13 (Further Action) and 15.15 (Descriptive Headings; Interpretation) of the BHGE LLC Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis, as if fully set forth herein.

6.	Entire Agreement. This Agreement and the Master Agreement, dated as of the date hereof, among GE, BHGE and BHGE LLC, constitutes the entire agreement, and supersedes all other prior agreements and understandings (both written and oral, including the Equity Repurchase Agreement dated November 5, 2017, the Second Equity Repurchase Agreement dated February 23, 2018 and the Third Equity Repurchase Agreement dated April 26, 2018) between the Parties with respect to the subject matter hereof.

7.	Amendment. No amendment of this Agreement will be effective unless made in writing and signed by a duly authorized representative of each Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

GENERAL ELECTRIC COMPANY

By:	/s/ James M. Waterbury
Name:	James M. Waterbury
Title:	Vice President

BAKER HUGHES, A GE COMPANY

By:	/s/ Lee Whitley
Name:	Lee Whitley
Title:	Corporate Secretary

BAKER HUGHES, A GE COMPANY, LLC

By: EHHC NewCo, LLC, its Managing Member

By:	/s/ Lee Whitley
Name:	Lee Whitley
Title:	Corporate Secretary